Exhibit 99.1
RIDGEFIELD, CT & LIBERTY, MO — September 4, 2007 — Planet Technologies, Inc. (“Nasdaq: PLNT.OB”), a specialty pharmaceutical company whose current operations are focused on the marketing and sale of allergen avoidance products, and Antigen Laboratories, Inc. (Antigen), a privately-held FDA licensed manufacturer of allergenic extracts for immunotherapy, today announced that they entered into a definitive agreement under which Planet will acquire Antigen.
Under the agreement, Planet will acquire all of the outstanding equity of Antigen for $10 million, plus the payment of certain liabilities, contingent upon Planet procuring the required financing to complete the transaction.
“The acquisition of Antigen’s allergenic extract immunotherapy business complements our existing allergen avoidance business. The Antigen transaction continues to deliver on our strategy to acquire and build specialty allergy businesses, focused on marketing to allergy-related physicians in the United States ”, said Ed Steube, Chief Executive Officer and President of Planet.
Planet’s current, wholly owned operating subsidiary, Allergy Control Products, Inc. (ACP), is a leading supplier of physician-recommended allergen avoidance products to control indoor allergens. ACP markets its proprietary products, along with those of other suppliers, through physician office brochures, customer catalogs and its web site. ACP receives patient referrals from 4,000 physicians in the United States annually.
Antigen will operate as a wholly owned subsidiary of Planet. Physicians use Antigen’s allergenic extracts for immunotherapy, which historically have been administered to patients in controlled doses by subcutaneous injections (“SCIT”). Antigen provides allergenic extracts to over 1,500 physicians in the United States annually.
“We are excited to work with the Planet team to develop substantial growth opportunities for immunotherapy in the U.S.”, said Tom Willoughby, President at Antigen. Mr. Willoughby will continue as president of Antigen, as well as become Vice-Chairman of Planet’s Board of Directors.
Planet believes that the base businesses of both ACP and Antigen will benefit from cross merchandising between each company’s physician relationships. As such, the acquisition of Antigen is part of Planet’s overall goal to build a specialty pharmaceutical company focused on asthma and allergy, implementing consolidation and cross merchandising activities within the allergy market.
Importantly, upon completion of the acquisition, the company intends to commence a sublingual immunotherapy (“SLIT”) clinical development program. SLIT is the administration of immunotherapy through drops of allergenic extract being placed under the tongue, versus the traditional SCIT route of administration. It is a particularly attractive treatment alternative for young children, those at increased risk for SCIT (i.e. asthmatic persons), and those who cannot go to a physician’s office once a week for an injection.
In European countries where SLIT has received regulatory approval, it has been reported that the availability of both SCIT and SLIT has greatly expanded the number of patients seeking immunotherapy. The company believes that an FDA-approved SLIT product also will expand the much larger U.S. market, as allergy-related physicians will have the enhanced option of offering either SCIT or SLIT based immunotherapy for their patients.
There are six competitors in the allergenic extract immunotherapy market within the U.S.
In addition to the $10 million acquisition price, Planet estimates it will need $10 million for transaction-related professional fees, payoff of debts, purchase of a building and funding of clinical trials, as well as other expenses related to the regulatory approval process.
Forward-Looking Statement
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Planet undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Planet’s business.